Exhibit 10.1

Goldman Sachs Capital Markets, L.P. | 85 Broad Street | New York, New York 10004 | Tel: 212-902-1000

CONFIRMATION

DATE:	November 5, 2002

TO:	Mercury Interactive Corporation

Telephone No.: (408) 822-5591 Facsimile No. : (408) 822-5320 Attention : Susan Skaer, General Counsel

FROM:	Goldman Sachs Capital Markets, L.P.

SUBJECT:	Swap Transaction

REF NO:	NUUS211CB0 (520000000) / (006 848 006)

The purpose of this communication is to set forth the terms and conditions of the above referenced transaction entered into on the Trade Date specified below (the “Transaction”) between Goldman Sachs Capital Markets, L.P. (“GSCM”), guaranteed by The Goldman Sachs Group, Inc. (“Goldman Group”), and Mercury Interactive Corporation (“Counterparty”). This communication constitutes a “Confirmation” as referred to in paragraph 2. below.

1. The definitions and provisions contained in the 2000 ISDA Definitions (the “Definitions”), as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation.

2. This Confirmation evidences a complete and binding agreement between you and us as to the terms of the Transaction to which this Confirmation relates and incorporates by reference the form of the ISDA Master Agreement (Local Currency-Single Jurisdiction) (the “ISDA Form Master”), including the modifications set forth in Annex A attached hereto, and the ISDA Credit Support Annex (the “ISDA Form CSA” and, together with the ISDA Form Master, the “ISDA Forms”), including the modifications set forth in Annex B attached hereto, as if we had executed such ISDA Forms effective as of the Trade Date of the first Transaction between us. In the event of any inconsistency between the Definitions, the ISDA Forms and this Confirmation, this Confirmation will govern.

3. The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:	USD 300,000,000

Bonds:	Mercury Interactive Corporation (the “Issuer”) Maturity: July 1, 2007 Coupon: 4.75% Convertible Subordinated Debentures CUSIP: 589405AB5

Trade Date:	November 5, 2002

Effective Date:	November 5, 2002

Termination Date:	The earlier of (a) July 1, 2007 or (b) the Termination Effective Date

Fixed Amounts:

Fixed Rate Payer:	GSCM

Fixed Rate Payer Payment Dates:

Semi-annually, on each January 1 and July 1, commencing on January 1, 2003, and ending on the Termination Date, subject to adjustment in accordance with the Following Business Day Convention; provided, however, that the Fixed Rate Payer Payment Date in January 2003 shall be based on an initial Calculation Period from and including July 1, 2002 to but excluding the Fixed Rate Payer Payment Date in January 2003.

Fixed Rate:	4.75%

Fixed Rate Day Count Fraction:	30/360

Fixed Rate Period End Dates:	Not Adjusted

Floating Amounts:

Floating Rate Payer:	Counterparty

Floating Rate Payer Payment Dates:

Quarterly, on each January 6, April 6, July 6 and October 6, commencing on January 6, 2003, and ending on the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention; provided, however, that the Floating Rate Payer Payment Date in January 2003 shall be based on an initial Calculation Period from and including July 1, 2002 to but excluding the Floating Rate Payer Payment Date in January 2003.

Floating Rate for initial Calculation Period:	1.94875%

Floating Rate Option:	USD-LIBOR-BBA

Floating Rate Designated Maturity:

(a) 6 Months for all Calculation Periods from and including July 1, 2002 to but excluding the Floating Rate Payer Payment Date in January 2003, and (b) 3 months for all Calculation Periods following the Floating Rate Payer Payment Date in January 2003

Floating Rate Spread:	(a) Plus 0.46% for all Calculation Periods from and including July 1, 2002 to but excluding the Floating Rate Payer Payment Date in January 2003, and (b) Plus 0.485% for all Calculation Periods following the Floating Rate Payer Payment Date in January 2003

Floating Rate Reset Dates:	The first day of each Calculation Period

Floating Rate Day Count Fraction:	Actual/360

Floating Rate Period End Dates:	Adjusted in accordance with the Modified Following Business Day Convention.

Business Days:	New York

Calculation Agent:	GSCM

Governing Law:	New York law

4. In consideration for this Transaction, Counterparty and GSCM have terminated Transactions between GSCM and Counterparty with GSCM Reference Numbers NUUS201PG and NUUS202P0 pursuant to Termination Confirmations dated 11/5/02.

5. Mandatory Early Termination:

In the event that the price of 8.9888 shares (or the prevailing conversion rate under the Bond Indenture) of the common stock of Counterparty exceeds the applicable Redemption Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), or the quotient of (A) the price of 8.9888 shares (or the prevailing conversion rate under the Bond Indenture) of the common stock of Counterparty divided by (B) the exchange ratio at which shares of the common stock of Counterparty were exchanged for shares of the equity securities of another entity in any consolidation or merger of Counterparty with or into another entity, or any merger of another entity into Counterparty exceeds the applicable Redemption Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), at any time during the corresponding Redemption Period as set forth below (such date. as the case may be, the “Termination Event Date”), a Termination Date will be deemed to have occurred with respect to this Transaction as of 30 days following the Termination Event Date (such date, the “Termination Effective Date”) and this Transaction shall terminate and cancel without payment of any settlement amount, breakage costs, or other amounts representing the future value of this Transaction. Following such termination and cancellation, the parties shall be relieved of all further payment obligations hereunder except for payment of all accrued but yet unpaid amounts calculated to but excluding the Termination Effective Date.

Redemption Period	Redemption Price
From and including July 1, 2003 to but excluding July 1, 2004	1027.15
From and including July 1, 2004 to but excluding July 1, 2005	1020.32
From and including July 1, 2005 to but excluding July 1, 2006	1013.58
From and including July 1, 2006 to but excluding July 1, 2007	1006.75

6. Optional Cash Settlement:

In the event that no equity securities are received in exchange for the common stock of Counterparty in any consolidation or merger of Counterparty with or into another entity, or any merger of another entity into Counterparty and following such consolidation or merger there is no outstanding common stock of Counterparty (“Merger Event”), either party shall have the option to early terminate, cancel and cash settle this Transaction, in whole but not in part, effective on the Optional Cash Settlement Date designated in the notice exercising such option (“Notice of Exercise”). This option may be exercised by oral notice delivered no later than 11:00 a.m. (New York time) two (2) Business Days prior to the Optional Cash Settlement Date (the “Notification Date”), provided that written notice of exercise confirming the substance of the oral notice is received promptly thereafter. Following any such early termination and cancellation and payment of the Cash Settlement Amount as calculated below, the parties shall be relieved of all further payment obligations hereunder except for payment of all accrued but yet unpaid amounts calculated to but excluding the Optional Cash Settlement Date (unless otherwise included in the Cash Settlement Amount as calculated below).

Cash Settlement Amount: The Calculation Agent will in good faith and in a commercially reasonable manner determine a U.S. Dollar value for the terminated portion of this Transaction at approximately 11:00 a.m. (New York time) on the Optional Cash Settlement Date, Such Cash Settlement Amount will be payable two (2) Business Days following the Optional Cash Settlement Date.

For the purposes hereof, “Optional Cash Settlement Date” means the effective date of the Merger Event and daily thereafter, subject to adjustment in accordance with the Following Business Day Convention.

7. Credit Support Documents:	Standard Guaranty of The Goldman Sachs Group, Inc. (“Goldman Group”)

8. Credit Support Provider:	With respect to GSCM, Goldman Group.

9. Account Details:

USD Payments to GSCM:
For the Account of:	Goldman Sachs Capital Markets, L.P.
Name of Bank:	Citibank. N.A. New York
Account No:	40670834
Fed ABA No:	021000089
GSCM Inquiries	Goldman Sachs Capital Markets, L.P. Telephone No.: 212-902-2686 Facsimile No.: 212-902-5692

Payments to Counterparty:

In accordance with Counterparty’s written instructions as set forth below or otherwise delivered to GSCM. GSCM shall make no payments without having received (i) such written instructions and (ii) a fully executed facsimile copy of this Confirmation or other written acceptance of the terms hereof.

For the Account of :	Mercury Interactive
Name of Bank:	Wells Fargo Bank
Account No:	4277158416
ABA No.:	121000248

10. Offices:

(a) The Office of GSCM for this Transaction is 85 Broad Street, New York, New York 10004.

(b) The Office of Counterparty for this Transaction is 1325 Borregas Avenue, Sunnyvale, California 94089.

9. Counterparty hereby agrees (a) to check this Confirmation (Reference No.: NUUS211CB0) carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between GSCM and Counterparty with respect to the particular Transaction to which this Confirmation relates, by manually signing this Confirmation and providing the other information requested herein and immediately returning an executed copy to Swap Administration, facsimile No. 212-902-5692.

Very truly yours,

GOLDMAN SACHS CAPITAL MARKETS, L.P.

By:	GOLDMAN SACHS CAPITAL MARKETS, INC.,
General Partner

By:	/s/ DAVID INGGS
Name:	David Inggs
Title:

Agreed and Accepted By:

MERCURY INTERACTIVE CORPORATION

By:	/s/ SUSAN J. SKAER
Name:	Susan J. Skaer
Title:	Vice President, General Counsel and Secretary

Counterparty Reference No.:

Annex A

The following provisions shall be in lieu of a Schedule and shall be deemed to modify and supplement the ISDA Form Master.

(a) “Specified Entity” means, in relation to GSCM, Goldman, Sachs & Co., Goldman Sachs Capital Markets, L.P., Goldman Sachs International, Goldman Sachs (Asia) Finance, Goldman Sachs Financial Markets, L.P., and Goldman Sachs Mitsui Marine Derivative Products, L.P. for the purpose of Section 5(a)(v), and shall not apply for purposes of Sections 5(a)(vi), 5(a)(vii) and 5(b)(iv); and means, in relation to Counterparty, any Significant Subsidiary (as defined in the Indenture between Counterparty and State Street Bank and Trust Company of California, N.A., dated as of July 3, 2000).

(b) “Cross Default” will apply to GSCM and to Counterparty, provided that (i) the phrase “or becoming capable at such time of being declared” shall be deleted from clause (1) of such Section 5(a)(vi) so that only Specified Indebtedness that has actually been accelerated triggers this Event of Default. “Threshold Amount” means in relation to GSCM, US$50,000,000 (or its equivalent in another currency) and in relation to Counterparty, US$10,000,000 (or its equivalent in another currency).

(c) “Credit Event Upon Merger” will apply to GSCM and will apply to Counterparty.

(d) Payments on Early Termination. For the purpose of Section 6(e): [Loss] will apply and the Second Method will apply.

(e) The parties agree to amend the following subsections of Section 5(a) as follows: clause (ii): in the fifth line of this clause, delete the word “thirtieth” and insert the word “twentieth”.

(f) Documents to be delivered upon the execution of this Confirmation for the purpose of Section 4(a) are: (i) with respect to both GSCM and Counterparty, a copy of the most recent, publicly available audited annual financial statements and/or of the unaudited quarterly financial statements of, in the case of GSCM, Goldman Group, and, in the case of Counterparty, Counterparty, prepared in accordance with generally accepted accounting principles in the country in which the party is organized; (ii) with respect to GSCM only, the Standard Guaranty of Goldman Group; and, (iii) with respect to Counterparty only, certified resolutions of its board of directors or other governing body authorizing this Confirmation and the Transactions contemplated hereby.

(g) Jurisdiction. The parties hereby agree to amend Section 11(b) by deleting “non-” from the second line of clause (i).

(h) Netting of Payments. Subparagraph (ii) of Section 2(c) will not apply to Transactions.

(i) Accuracy of Specified Information. Section 3(d) is hereby amended by adding in the third line thereof after the word “respect” and before the period, the phrase “or, in the case of audited or unaudited financial statements, a fair presentation of the financial condition of the relevant person.”

(j) Additional Representations. The parties agree to amend Section 3 by adding new Sections 3(e), (f), (g), and (h) as follows:

(e)	Eligible Contract Participant. It is an “eligible contract participant” as defined in the U.S. Commodity Exchange Act.

(f)	Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(g)	Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

(h)	Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

(k) Transfer. The following amendments are hereby made to Section 7: (i) in the third line, insert the words “which consent will not be arbitrarily withheld or delayed,” immediately before the word “except”; and (ii) in clause (a), insert the words “or reorganization, incorporation, reincorporation, or reconstitution into or as,” immediately before the word “another.”

(l) Severability. This Agreement shall be deemed to be invalid and unenforceable if any provisions of Sections 1(c), 2, 5, 6, or 11 (or any definition or provision in Section 12 to the extent it relates to, or is used in or in connection with, any such Section) shall be held to be invalid or uneforceable.

(m) Waiver of Trial by Jury. Each party hereby irrevocably waives any and all right to trial by jury in any Proceeding.

Annex B

The following provisions shall apply with respect to Paragraph 13 to the ISDA Form CSA.

(a) Credit Support Obligations.

(i) “Credit Support Amount” has the meaning specified in Paragraph 3, except that the Credit Support Amount for Counterparty shall never be less than the Independent Amount.

(ii) Eligible Collateral. The following items will qualify as “Eligible Collateral” for Counterparty.

		Valuation Percentage
(A)	Cash	100%

(B)	negotiable debt obligations issued by the U.S. Treasury Department having an original maturity at issuance of not more than one year (“Treasury Bills”)	98.5%

(C)	negotiable debt obligations issued by the U.S. Treasury Department having an original maturity at issuance of more than one year but not more than 10 years (“Treasury Notes”)	98.5%

(D)	negotiable debt obligations issued by the U.S Treasury Department having an original maturity at issuance of more than 10 years (“Treasury Bonds”)	98.5%

(E)	negotiable debt obligations which are issued and/or guaranteed as to both principal and Interest by the Federal Home Loan Mortgage Corporation (“FHLMC”), the Federal National Mortgage Association (“FNMA”), or the Government National Mortgage Association (“GNMA”), including mortgage-backed	98.5%

securities and REMICs (collectively, “Agency Securities”), but excluding interest only securities, principal only securities and residual interests.

(iii) Thresholds.

(A) “Independent Amount” means with respect to Counterparty: 2% of the initial Notional Amount.

(B) “Threshold” means with respect to GSCM: Not applicable, it being understood that GSCM shall be only a Secured Party hereunder and not a Pledgor and shall be under no obligation to Transfer Collateral hereunder; and with respect to Counterparty: zero.

(C) “Minimum Transfer Amount” means with respect to a party, $1,000,000; provided, however, that if an Event of Default has occurred and is continuing with respect to a party, the Minimum Transfer Amount with respect to such party shall be zero.

(D) Rounding. The Delivery Amount and Return Amount will be rounded up and down, respectively, to the nearest integral multiple of $100,000.

(b) Valuation and Timing.

(i) “Valuation Agent” means GSCM.

(ii) “Valuation Date” means each New York Banking Day.

(iii) “Valuation Time” means the close of business in the city of the Valuation Agent on the Local Business Day before the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv) “Notification Time” means no later than 1:00 p.m., New York time, on a Local Business Day; provided, however, that the Valuation Agent will only give notice of its calculations to a party upon request by such party.

(c) Conditions Precedent. The following Termination Events will be a “Specified Condition” for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party): With respect to Counterparty only, Credit Event Upon Merger and Illegality.

(d) Dispute Resolution.

(i) “Resolution Time” means 1:00 p.m., New York time, on the Local Business Day following the date on which the notice is given that gives rise to a dispute under Paragraph 5.

(ii)	“Value”. For the purpose of Paragraph 5(i)(C) and 5(ii), the Value of Posted Credit Support will be calculated as follows:

(A) The Value of Cash will be the face amount thereof, multiplied by the applicable Valuation Percentage.

(B) With respect to any Treasury Bills, Treasury Notes, Treasury Bonds, or Agency Securities (referred to herein as “Securities”), the sum of (I) (x) the mean of the high bid and low asked prices quoted on such date by any principal market maker for such Securities chosen by the Disputing Party, or (y) if no quotations are available from a principal market maker on such date, the mean of such high bid and low asked prices as of the day, next preceding such date, on which such quotations were available, plus (II) the accrued interest on such Securities (except to the extent Transferred to a party pursuant to any applicable provision of this Agreement or included in the applicable price referred to in (I) of this clause (B)) as of such date, multiplied by the applicable Valuation Percentage.

(e)	Distributions and Interest Amount.

(i)	Interest Rate. The “Interest Rate” will be the overnight Federal Funds (Effective) rate, as advised by Telerate p. 120, minus 25 basis points.

(ii)	Transfer of Interest Amount. The Transfer of the Interest Amount will be made on the last Local Business Day of each calendar month and on any Local Business Day that Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b).